Exhibit 10.1

Confidential Treatment Requested by CBOT Holdings, Inc.

SIXTH AMENDMENT TO

LICENSE AGREEMENT DATED

June 5, 1997

This SIXTH Amendment, dated as of January 19, 2007 (the “Sixth Amendment Effective Date”), to the License Agreement dated June 5, 1997 made by and between Dow Jones & Company, Inc. (“Dow Jones”), having an office at 200 Liberty Street, New York, New York 10281, the Board of Trade of the City of Chicago (“CBOT”), having an office at 141 West Jackson Boulevard, Chicago, IL 60604, as previously amended by an Amendment to the License Agreement dated as of September 9, 1997 (the “First Amendment”) and a Second Amendment to the License Agreement dated as of February 18, 1998 (“Second Amendment”) and a Third Amendment to the License Agreement dated as of May 1998 (the “Third Amendment”) and a Fourth Amendment to the License Agreement dated as of December 19, 2001 (the “Fourth Amendment”) and a Fifth Amendment to the License Agreement dated October 2003 (the “Fifth Amendment”) (collectively, the License Agreement”).

WHEREAS, the Licensee currently has a license pursuant to which it may use certain Dow Jones proprietary indexes (as more particularly described in the License Agreement, the “Indexes”) in connection with the trading and issuance of the Products (as defined in the License Agreement) on or through Licensee, and to use one or more of the Dow Jones Marks (as more particularly set forth in the License Agreement) in connection therewith; and

WHEREAS, the Licensee would also like to use the Dow Jones U.S. Real Estate Index (the “DJUSRE Index”) in connection with the trading and issuance of Products based on of the DJUSRE Index;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the License Agreement, and pursuant to Section 12(c) thereof, the parties hereby agree to amend the License Agreement as follows:

1. Section l(a) of the License Agreement is hereby amended by adding after Section l(a)(8): “(9)(A) Subject to the terms and conditions of the License Agreement, Dow Jones hereby grants to Licensee a further non-transferable (except to a sublicensee pursuant to Section l(a)(9)), non-exclusive, worldwide license to (i) use the Dow Jones U.S. Real Estate Index in connection with trading Products that are based on such Index on or through Licensee twenty-four (24) hours a day; and (iii) to use and refer to the service marks designating the DJUSRE Index including “Dow Jones” and “Dow Jones US Real Estate Index (the “DJUSRE Marks”) in connection with such listing, and the marketing and promotion of Products based on the Dow Jones U.S. Real Estate Index to indicate the source of such index and to make such disclosure about those Products as Licensee deems necessary or desirable under any applicable federal or state laws, rules or regulations.

(B) Except as otherwise expressly provided herein, the Products based on the DJUSRE Index shall be subject to all other terms and conditions of this License Agreement that apply to the Products.

(C) Except as otherwise expressly provided herein, the Dow Jones US Real Estate Index shall be subject to all other terms and conditions of this License Agreement as apply to the Indexes. For the avoidance of doubt, the license with respect to Dow Jones US Real Estate Index shall be non-exclusive.

(D) Except as otherwise expressly provided herein, the DJUSRE Marks shall be subject to all other terms and conditions of this License Agreement as apply to the Dow Jones Marks. For the avoidance of doubt, the license with respect to the DJUSRE Marks shall be non-exclusive.

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [***]

Confidential Treatment Requested by CBOT Holdings, Inc.

2. Notwithstanding anything to the contrary in the Agreement (including, without limitation Section 3(a) and Schedule C), Licensee shall (a) pay to Dow Jones [**] ($[**]) contract (round turn) with respect to the Products based on the DJUSRE Index, and (b) within ten (10) days after each month-end after the Sixth Amendment Effective Date, provide to Dow Jones a written report of the trading volume for each Product based on the DJUSRE Index for such month (each a “DJUSRE Monthly Report”), together with a calculation and payment of the amount of the per-transaction fees applicable to such Products for such month. Except as otherwise expressly provided in this Amendment, such fees shall be treated as License Fees under the Agreement. For the avoidance of doubt, the fees with respect to the Products based on the DJUSRE Index shall not be applied to the Annual Minimum Payment referred to in Schedule C to the License Agreement.

3. Except as otherwise expressly set forth herein, all provisions of the License Agreement shall remain in full force and effect. Except as otherwise specified herein, all capitalized terms used in this Amendment shall have the meaning ascribed to them in the License Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to the License Agreement to be executed as of the date first set forth above.

DOW JONES & COMPANY, INC.

By:	/s/ Michael A. Petronella
Name:	Michael A. Petronella
Title:	President, Dow Jones Indexes
Date:	2/12/07

BOARD OF TRADE OF THE CITY OF CHICAGO, INC.

By:	/s/ Bernard W. Dan
Name:	Bernard W. Dan
Title:	President and Chief Executive Officer
Date:

CONFIDENTIAL INFORMATION REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS INDICATED BY [***]